As filed with the Securities and Exchange Commission on February 16,  2006

Registration No. 333- 91242

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANDEX INTERNATIONAL CORPORATION

(Exact name of issuer as specified in its charter)

Delaware	31-0596149
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Standex International Corporation

6 Manor Parkway

Salem, New Hampshire  03079

(Address of principal executive offices)

STANDEX RETIREMENT SAVINGS PLAN

(Full title of Plan)

Deborah A. Rosen

Vice President & Chief Legal Officer

Standex International Corporation

6 Manor Parkway

Salem, New Hampshire  03079
(603) 893-9701

(Name, address and telephone number of agent for service)

EXPLANATORY NOTE

Standex International Corporation (the "Company") previously registered 32,193 shares of its common stock, $1.50 par value per share ("Common Stock"), together with an indeterminate amount of plan interests under The Standex Retirement Savings Plan (the "Plan"), on Form S-8 (File No. 333-91242) (the "Registration Statement") which was filed with the Securities Exchange Commission on June 26, 2002.

All of the 32,193 shares of Common Stock registered on the Registration Statement have been issued to the Plan and the interests under the Plan originally registered on the Registration Statement are exempt from registration pursuant to Section 3(a)(2) of the Securities Act of 1933.  Accordingly, the purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister all of the plan interests originally registered thereby which remain outstanding as of such termination.

Item 8. Exhibits.

The following exhibits are filed as part of this Post-Effective Amendment No 1 to the Registration Statement.

24.

Powers of Attorney from Charles Cannon, Jr., Thomas E. Chorman, William R. Fenoglio, Gerald Fickenscher, Walter F. Greeley, Daniel B. Hogan, Thomas L. King, H. Nicholas Muller, III, Deborah A. Rosen and Edward J. Trainor.

SIGNATURES

Pursuant  to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, New Hampshire, on the 16th day of February, 2006.

STANDEX INTERNATIONAL CORPORATION

By	/s/ Roger L. Fix
	Name:	Roger L. Fix
	Title:	President & Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature

Capacity

Date

/s/ Roger L. Fix

Roger L. Fix

President, Chief Executive Officer and Director

February 16, 2006

/s/ Christian Storch

Christian Storch

Vice President and Chief Financial Officer

February 16, 2006

/s/ Timothy S. O’Neil

Timothy S. O'Neil

Chief Accounting Officer

February 16, 2006

Roger L. Fix has signed below on February 16, 2006 as attorney-in-fact for the following Directors of the Registrant:  Charles Cannon, Jr., Thomas E. Chorman, William R. Fenoglio, Gerald Fickenscher, Walter F. Greeley, Daniel B. Hogan, Thomas L. King, H. Nicholas Muller, III, Deborah A. Rosen and Edward J. Trainor.

/s/ Roger L. Fix

__________________________________

Roger L. Fix

EXHIBIT INDEX

EXHIBIT

SEQUENTIAL PAGE NO.

   24

Powers of Attorney from:  Charles Cannon, Jr., Thomas E. Chorman, William R. Fenoglio, Gerald Fickenscher, Walter F. Greeley, Daniel B. Hogan, Thomas L. King, H. Nicholas Muller, III, Deborah A. Rosen and Edward J. Trainor.